Exhibit 99.1

Bridgeline Announces Financial Results for the Second Quarter of Fiscal 2024

Woburn, Mass., May 14, 2024 - Bridgeline Digital, Inc. (NASDAQ: BLIN), a global leader in AI-powered marketing technology, today announced financial results for its fiscal second quarter ended March 31, 2024.

“Fresh off our record sales in the first quarter, our Zeus product launch featuring Smart Search has been a remarkable success in Q2 and will continue to be a major sales focus in 2024 and beyond,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Smart Search is an AI-powered product discovery technology that increases sales conversion on eCommerce sites through text and image-based search. Bridgeline’s partnerships further boost Smart Search sales with platforms such as Optimizely and Big Commerce placing HawkSearch prominently in their app stores.”

Financial Highlights – Second Quarter of Fiscal Year 2024

●	Total revenue was $3.8 million, compared to $4.1 million in the prior year period.

●	Subscription and licenses revenue was $3.0 million, compared to $3.3 million in the prior year period.

●	Gross profit was $2.5 million, compared to $2.8 million in the prior year period.

●	Gross margin was 66% compared to 69% in the prior year period.

Financial Highlights – First 6 Months of Fiscal Year 2024

●	Total revenue was $7.6 million, compared to $8.2 million in the prior year period.

●	Subscription and licenses revenue was $6.1 million, compared to $6.5 million in the prior year period.

●	Gross profit was $5.1 million, compared to $5.6 million in the prior year period.

●	Gross margin was 67% compared to 69% in the prior year period.

Product Highlights

●

HawkSearch launched 23 sites over the last 24 weeks, with 5 more scheduled to go live this month. Many of these sites are in partnership with Optimizely and BigCommerce where we have connector apps prominently available in their app stores.

●

In late March we launched Smart Search’s Zeus release, which introduces two new ways to search: Concept Search and Image Search. This changes how customers interact with search, leading to increased engagement and revenue for businesses. Smart Search uses AI large language models and vector databases, and retrieval augmented generation to process customer queries through text or images. Image Search allows a customer to upload an image of a product, and HawkSearch will show similar items for purchase. Concept Search lets users describe their needs in natural language, and HawkSearch finds relevant products or information.

Partner Highlights

●

BigCommerce – HawkSearch is featured on the first page of the Big Commerce app store. Big Commerce partnered with HawkSearch at the B2B Online Chicago conference to help their customers understand how HawkSearch can increase online sales.

●

Optimizely – HawkSearch is recognized by Optimizely as a top paid app in their app store. HawkSearch and Optimizely have partnered in several online webinars and have launched several customer websites recently.

●	CSS Commerce is introducing HawkSearch’s AI-powered SmartSearch to hundreds of BigCommerce and Magento customers.

●

Springthrough Agency will leverage Bridgeline’s HawkSearch AI technology to grow revenue for eCommerce websites on the Sitefinity platform. The partnership allows thousands of Progress Sitefinity customers easy access to HawkSearch AI-powered search. Springthrough brings knowledge and expertise as a Premier Sitefinity Partner and a recipient of the Sitefinity Champion Award.

●

Moblico, a leader in mobile engagement solutions for wholesale distributors, will leverage Bridgeline's HawkSearch to grow revenue for distributors through mobile search. HawkSearch and Moblico will be hosting a joint session on AI mobile search at the Applied AI for Distributors Conference at Marriott Chicago O’Hare on Tuesday, June 4th, 2024.

Customer Highlights

●	Bridgeline sold nearly 50 new licenses this fiscal year to companies such as Agri Supply, Max Warehouse, Nail Gun Depot, Rainbow Resource, and Trusted Choice.

●

Schaedler Yesco Distribution, an electrical distributor with over 29 locations representing over 1,000 brands has implemented Bridgeline's HawkSearch on its Optimizely powered eCommerce site using the Xngage Connector for HawkSearch.

●

Voltus, a leading German electrical distributor, has selected Bridgeline to power site search for its eCommerce site. Voltus aims to increase online revenue by using Bridgeline’s AI-powered site search for its online catalog of 80,000 products.

●

An electrical distribution leader has implemented HawkSearch to power their eCommerce site on the Optimizely platform. HawkSearch will enhance the distributor's revenue, already over $200 million annually, through its AI-powered search bar that offers a more personalized user experience.

●

A manufacturer of automotive accessories opted for HawkSearch to improve the eCommerce experience on both its main site in the United States and its international brand site. The manufacturer has selected HawkSearch to boost revenue by improving product discovery within its catalog of over 7,000 SKUs. The manufacturer will leverage HawkSearch Recommendations to provide a personalized shopping experience, encouraging exploration of the retailer’s diverse range of products and streamlining the customer’s decision-making process.

●

A building supplies chain selected HawkSearch for its eCommerce site to boost its revenue by improving product discovery within its catalog of over 40,000 products. The retailer will use HawkSearch Recommendations to provide personalized shopping for customers and product recommendations that increase the average size of each order.

●

A leading office furniture manufacturer has implemented HawkSearch on its eCommerce site. The manufacturer will use HawkSearch AI to increase online revenue for over 500,000 product searches per month. HawkSearch AI will increase conversions through features such as autocomplete which leads to faster conversion for each search query.

Other Highlights

●

Bridgeline has been recognized as one of the top 20 E-commerce solution providers of 2024 by Icon Outlook Technology Magazine. This accolade underscores Bridgeline’s innovations as an e-commerce solution provider, including the recent launch of HawkSearch’s Smart Search, the AI technology powering online sales through concept and image search.

●	Ari Kahn, has been recognized as one of the top 20 visionary CEOs of 2024 by CEO Outlook Magazine.

Financial Results – Second Quarter of Fiscal Year 2024

●	Total revenue, which is comprised of Licenses and Services revenue, was $3.8 million for the quarter ended March 31, 2024, as compared to $4.1 million for the same period in 2023.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue was $3.0 million for the quarter ended March 31, 2024, as compared to $3.3 million for the same period in 2023. As a percentage of total revenue, Subscription and licenses revenue was 79% of total revenue for the quarter ended March 31, 2024, compared to 80% for the same period in 2023.

●

Services revenue was $0.8 million for the quarter ended March 31, 2024, as compared to $0.8 million for the same period in 2023. As a percentage of total revenue, Services revenue accounted for 21% of total revenue for the quarter ended March 31, 2024, compared to 20% for the same period in 2023.

●

Cost of revenue of $1.3 million for the quarter ended March 31, 2024, was consistent with the $1.3 million for the same period in 2023. Gross profit was $2.5M for the quarter ended March 31, 2024, as compared to $2.8 million for the same period in 2023.

●

Gross margin was 66% for the quarter ended March 31, 2024, as compared to 69% for the same period in 2023. Subscription and licenses gross margin were 71% for three months ended March 31, 2024, as compared to 74% for the same period in 2023. Services gross margins were 47% for the three months ended March 31, 2024, as compared to 49% for the same period in 2023.

●	Operating expenses were $3.0 million for the quarter ended March 31, 2024, as compared to $3.5 million for the same period in 2023.

●	Operating loss for the quarter ended March 31, 2024, was $0.5 million, as compared to $0.7 million for the same period in 2023.

●

The warrant liability revaluation resulted in a $25 thousand non-cash loss attributable to the change in the fair value of the warrant liabilities for the quarter ended March 31, 2024. This compares to a net gain from revaluation of $171 thousand for the same period in 2023.

●	Net loss for the quarter ended March 31, 2024, was $0.6 million, compared to a net loss of $0.5 million for the same period in 2023.

Financial Results – First 6 Months of Fiscal Year 2024

●	Total revenue, which is comprised of Licenses and Services revenue, was $7.6 million for the six months ended March 31, 2024, as compared to $8.2 million for the same period in 2023.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue was $6.1 million for the six months ended March 31, 2024, as compared to $6.5 million for the same period in 2023. As a percentage of total revenue, Subscription and licenses revenue was 81% of total revenue for the six months ended March 31, 2024, compared to 80% for the same period in 2023.

●

Services revenue was $1.5 million for the six months ended March 31, 2024, as compared to $1.7 million for the same period in 2023. As a percentage of total revenue, Services revenue accounted for 19% of total revenue for the six months ended March 31, 2024, compared to 20% for the same period in 2023.

●

Cost of revenue was $2.5 million for the six months ended March 31, 2024, as compared to $2.5 million for the same period in 2023. Gross profit was $5.1 million for the six months ended March 31, 2024, as compared to $5.6 million for the same period in 2023.

●

Gross margin was 67% for the six months ended March 31, 2024, as compared to 69% for the same period in 2023. Subscription and licenses gross margin were 72% for the six months ended March 31, 2024, as compared to 74% for the same period in 2023. Services gross margin was 46% for the six months ended March 31, 2024, as compared to 50% for the same period in 2023.

●	Operating expenses were $6.2 million for the six months ended March 31, 2024, as compared to $6.7 million for the same period in 2023.

●	Operating loss for the six months ended March 31, 2024, was $1.2 million, as compared to an operating loss of $1.0 million for the same period in 2023.

●

The warrant liability revaluation resulted in a $7 thousand non-cash loss attributable to the change in the fair value of the warrant liabilities for the six months ended March 31, 2024. This compares to a net gain from revaluation of $468 thousand for the same period in 2023.

●	Net loss for the six months ended March 31, 2024, was $1.2 million, compared to a net loss of $0.6 million for the same period in 2023.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, May 14, 2024, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

Bridgeline Digital Second Quarter 2024 Earnings Call

Tuesday, May 14, 2024, at 4:30 p.m. ET

https://register.vevent.com/register/BI42f1ba1d13914dd0a2e04a4a44ab5bb1

Participants can register for the conference call using the above URL above.
Once registered, participants will receive dial-in numbers and unique PIN number.

Replays of the conference call will be available through the following link:

https://edge.media-server.com/mmc/p/hq9nipce

Non-GAAP Financial Measures

This press release contains the following Non-GAAP financial measures: Adjusted EBITDA, Non-GAAP adjusted net income (loss), and Non-GAAP adjusted net earnings (loss) per diluted share.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA and Non-GAAP adjusted net income (loss) as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Non-GAAP adjusted net income (loss) and Non-GAAP adjusted net income (loss) per diluted share are calculated as net income (loss) or net income (loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, change in fair value of warrants, stock-based compensation, restructuring and acquisition-related costs, goodwill impairment charges, preferred stock dividends and any related tax effects.

Bridgeline's management does not consider these Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of Non-GAAP Adjusted EBITDA and adjusted net income (loss) may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that Adjusted EBITDA and Non-GAAP adjusted net income (loss) have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue:
Subscription and perpetual licenses	$3,010	$3,273	$6,096	$6,502
Digital engagement services	794	821	1,463	1,675
Total net revenue	3,804	4,094	7,559	8,177

Cost of revenue:
Subscription and perpetual licenses	860	840	1,687	1,701
Digital engagement services	420	422	796	840
Total cost of revenue	1,280	1,262	2,483	2,541
Gross profit	2,524	2,832	5,076	5,636

Operating expenses:
Sales and marketing	941	1,386	1,854	2,595
General and administrative	766	756	1,547	1,588
Research and development	1,037	926	2,130	1,673
Depreciation and amortization	299	381	684	759
Restructuring and acquisition related expenses	-	45	15	45
Total operating expenses	3,043	3,494	6,230	6,660
Loss from operations	(519)	(662)	(1,154)	(1,024)

Interest expense and other, net	(53)	(10)	(53)	(19)
Change in fair value of warrant liabilities	(25)	171	(7)	468
Income (loss) before income taxes	(597)	(501)	(1,214)	(575)
Provision for (benefit from) income taxes	5	10	10	16
Net (loss) income	$(602)	$(511)	$(1,224)	$(591)

Net (loss) income per share attributable to common shareholders:
Basic net (loss) income per share	$(0.06)	$(0.05)	$(0.12)	$(0.06)
Diluted net (loss) income per share	$(0.06)	$(0.05)	$(0.12)	$(0.06)
Number of weighted average shares outstanding:
Basic	10,417,609	10,417,609	10,417,609	10,417,609
Diluted	10,430,602	10,430,710	10,430,602	10,430,766

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	March 31,	September 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,302	$2,377
Accounts receivable, net	1,462	1,004
Prepaid expenses and other current assets	388	278
Total current assets	3,152	3,659
Property and equipment, net	84	151
Operating lease assets	246	390
Intangible assets, net	4,278	4,890
Goodwill, net	8,468	8,468
Other assets	54	73
Total assets	$16,282	$17,631

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$273	$267
Current portion of operating lease liabilities	165	148
Accounts payable	1,204	1,255
Accrued liabilities	796	995
Deferred revenue	2,161	2,084
Total current liabilities	4,599	4,749
Long-term debt, net of current portion	339	435
Operating lease liabilities, net of current portion	81	241
Warrant liabilities	181	174
Other long-term liabilities	577	572
Total liabilities	5,777	6,171

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; Series C Convertible Preferred stock: 11,000 shares authorized; 350 shares issued and outstanding at March 31, 2024 and September 30, 2023	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 10,417,609 shares issued and outstanding at March 31, 2024 and September 30, 2023	10	10
Additional paid-in-capital	101,569	101,275
Accumulated deficit	(90,801)	(89,577)
Accumulated other comprehensive loss	(273)	(248)
Total stockholders' equity	10,505	11,460
Total liabilities and stockholders' equity	$16,282	$17,631

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net loss	$(602)	$(511)	$(1,224)	$(591)
Provision for income taxes	5	10	10	16
Interest expense and other, net	53	10	53	19
Change in fair value of warrants	25	(171)	7	(468)
Amortization of intangible assets	266	344	612	686
Depreciation and other amortization	41	45	86	87
Restructuring and acquisition related charges	-	45	15	45
Stock-based compensation	129	84	241	177
Adjusted EBITDA	$(83)	$(144)	$(200)	$(29)

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income (loss):
GAAP net loss	$(602)	$(511)	$(1,224)	$(591)
Change in fair value of warrants	25	(171)	7	(468)
Amortization of intangible assets	266	344	612	686
Restructuring and acquisition related charges	-	45	15	45
Stock-based compensation	129	84	241	177
Non-GAAP adjusted net income (loss)	$(182)	$(209)	$(349)	$(151)

Reconciliation of GAAP net earnings (loss) per diluted share to non-GAAP adjusted net earnings (loss) per diluted share:
GAAP net loss per diluted share	$(0.06)	$(0.05)	$(0.12)	$(0.06)
Change in fair value of warrants	0.00	(0.02)	0.00	(0.04)
Amortization of intangible assets	0.03	0.03	0.06	0.07
Restructuring and acquisition related charges	-	0.00	0.00	0.00
Stock-based compensation	0.01	0.01	0.02	0.02
Non-GAAP adjusted net loss per diluted share	$(0.02)	$(0.02)	$(0.03)	$(0.01)